DEBT SETTLMENT AGREEMENT

This Debt Settlement Agreement (hereinafter referred to as this “Agreement”) is made and dated as of the 23rd day of October, 2017.

BETWEEN:

37 Capital Inc., of

Suite 400 – 570 Granville Street

Vancouver, BC V6C 3P1

(hereinafter referred to as “37 Capital”)

AND:

Jackpot Digital Inc., of

Suite 400 – 570 Granville Street

Vancouver, BC V6C 3P1

(hereinafter referred to as “Jackpot”)

WHEREAS pursuant to the Agreement for Office Support Services dated May 1, 2013 between Las Vegas From Home.com Entertainment Inc.(now known as Jackpot Digital Inc.”) and High 5 Ventures Inc. (now known as 37 Capital Inc.), 37 Capital owes the sum of $382,498.65 to Jackpot for the period from August 1, 2014 up to September 30, 2017 (the “37 Capital Debt”).

WHEREAS 37 Capital has offered to Jackpot, and Jackpot has accepted and agreed that 37 Capital shall pay to Jackpot through the issuance of 4,249,985 units of 37 Capital at a deemed price of $0.09 per unit, as full and final settlement of the 37 Capital Debt. Each unit shall consist of one common share one share purchase warrant. Each share purchase warrant shall be exercisable at a price of $0.12 per share for a period of five years.

The parties hereto agree as follows:

1.	This Agreement shall be subject to the acceptance of the Canadian Securities Exchange (“CSE”) for the listing of the 4,249,984 units of 37 Capital on the CSE;

2.	37 Capital shall issue to Jackpot through the issuance of 4,249,985 units of 37 Capital at a deemed price of $0.09 per unit, as full and final settlement of the 37 Capital Debt;

3.	The 4,249,985 units of 37 Capital that shall be issued to Jackpot will be subject to four months and a day hold period in accordance with applicable Canadian securities laws;

4.	This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada, and the parties hereto attorn to the exclusive jurisdiction of the courts of British Columbia, Canada to entertain all conflicts, disputes, claims and/or actions that may arise out of this Agreement;

and,

5.	This Agreement represents the full understanding between the parties hereto and there are no other representations and/or agreements, oral or written between the parties hereto, and that this Agreement may not be modified without an agreement in writing signed by all the parties hereto.

Agreed this 23rd day of October, 2017.

37 CAPITAL INC.	JACKPOT DIGITAL INC.

PER:	PER:

/s/ Neil Spellman	/s/ Jake H. Kalpakian
Neil Spellman	Jake H. Kalpakian